                          NOTICE OF GUARANTEED DELIVERY
                                       for
                        Tender of Shares of Common Stock
             (Including the Related Preferred Stock Purchase Rights)

                                       of
                              Quality Dining, Inc.
                                       to

                              QDI Acquisition LLC,
                            a wholly-owned subsidiary
                                       of
                                    NBO, LLC
                    (Not To Be Used For Signature Guarantees)

--------------------------------------------------------------------------------
         The offer and withdrawal rights will expire at 12:00 Midnight,
   New York City time, on Monday, June 5, 2000, unless the Offer is extended.
--------------------------------------------------------------------------------

         This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, without par value (the "Common Stock"), including the related preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) of Quality Dining, Inc., an Indiana corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                                                  The Depositary for the Offer is:

                                                      Wilmington Trust Company

                   By Mail:                          By Facsimile Transmission:            By Hand/Overnight Delivery:

       Attn: Corporate Trust Operations           (For Eligible Institutions Only)      Attn: Corporate Trust Operations
           Wilmington Trust Company                        (302) 651-1079                   Wilmington Trust Company
              Rodney Square North                                                           1105 North Market Street
           1100 North Market Street                Confirm Facsimile By Telephone:         Wilmington, Delaware 19801
        Wilmington, Delaware 19890-0001                    (302) 651-8869               Attn: Corporate Trust Operations
  (registered or certified mail recommended)

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

         The undersigned hereby tenders to QDI Acquisition LLC, a Delaware limited liability company ("Purchaser") and wholly-owned subsidiary of NBO, LLC, a Michigan limited liability company ("Parent"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated May 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, without par value (the "Common Stock"), including the related preferred stock purchase rights issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), of Quality Dining, Inc., an Indiana corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

------------------------------------------------------------      --------------------------------------------------------

Number of Shares:                                                 Name(s) of Record Holder(s):
                 -------------------------------------------                                  ----------------------------

                                                                  --------------------------------------------------------

                                                                  --------------------------------------------------------
                                                                                       Please Print
Certificate Nos. (if available):
                                                                  Address(es):
                                                                              --------------------------------------------

------------------------------------------------------------      --------------------------------------------------------

------------------------------------------------------------      --------------------------------------------------------
                                                                                                               Zip Code

Check box if Shares will be tendered by book-entry                Area Code and Tel. No.:
transfer: [_]
                                                                  --------------------------------------------------------

                                                                  --------------------------------------------------------

Account Number:
               ---------------------------------------------      Signature(s):
                                                                               -------------------------------------------
Dated:                                                , 2000
      -----------------------------------------------             --------------------------------------------------------

------------------------------------------------------------      --------------------------------------------------------

                                    GUARANTEE

                    (Not to Be Used for Signature Guarantees)


         The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program or any other "eligible guarantor institution" (as such term is defined under Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             ----------------------------------------         ---------------------------------------------------
                                                                                Authorized Signature
Address:                                                      Name:
        ---------------------------------------------              ----------------------------------------------
                                                                                    Please Print
                                                              Title:
-----------------------------------------------------               ---------------------------------------------
                                            Zip code
Area Code & Tel. No:                                          Date:                                        , 2000
                    ---------------------------------              ---------------------------------------

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


                                       3